Exhibit 99.2

Radion, Inc. and Affiliate

Consolidated Financial Statements

Year Ended December 31, 2013

Radion, Inc. and Affiliate

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2013

CONTENTS

Page
Consolidated Financial Statements:

Balance Sheet	2

Statements of Operations	3

Statements of Stockholders’ Deficit	4

Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-16

Radion, Inc and Affiliate

Consolidated Balance Sheet

December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$67,321
Trade accounts receivable, net	1,635,658
Inventory, net	1,078,365
Prepaid expenses and other current assets	114,275

Total current assets	2,895,619

Property and equipment:
Equipment	9,767
Equipment under capital lease	1,897,222
Furniture and fixtures	1,309

1,908,298
Less accumulated depreciation and amortization	(329,298)

Net property and equipment	1,579,000

Other assets	4,184

Total assets	$4,478,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$855,650
Accrued and other expenses	1,290,833
Accrued compensation	862,834
Other liabilities	447,571
Deferred revenue	601,127
Due to related party	103,310
Related party convertible notes payable - short term	355,859
Capital lease obligation - short term	581,931

Total current liabilities	5,099,115

Related party convertible notes payable - long term portion	75,000
Deferred revenue - long term portion	128,337
Capital lease obligation - long-term portion	1,017,145
Tax liability - uncertain tax positions	167,774

Total liabilities	6,487,371

Commitments and Contingencies (Note 5)

Stockholders’ deficit:
Preferred stock, $ 0.0001 par value: authorized 2,500,000 shares	105
Common stock, $0.0001 par value: authorized 25,000,000 shares	1,986
Additional paid-in capital	1,195,132
Accumulated deficit	(3,262,709)

Total stockholders’ deficit	(2,065,486)

Non-controlling interest in DermEbx	56,918

Total liabilities and stockholders’ deficit	$4,478,803

See accompanying notes to consolidated financial statements.

Radion, Inc and Affiliate
Consolidated Statements of Operations
Year Ended December 31, 2013
Revenue, net	$5,763,608

Cost of revenue:	2,950,346

Gross profit	2,813,262

Operating expenses:
Marketing and sales	661,404
Engineering and product development	170,917
General and administrative	3,394,397

Total operating expenses	4,226,718

Loss from operations	(1,413,456)

Interest income	4,274
Interest expense	(134,194)

Other income (expense), net	(129,920)

Loss before income tax expense	(1,543,376)

Provision for income taxes	(167,774)

Net loss	$(1,711,150)

See accompanying notes to consolidated financial statements.

Radion, Inc and Affiliate

Consolidated Statements of Stockholders’ Deficit

	Common Stock		Preferred Stock		Additional	Non-controlling
	Number of		Number of		Paid-in	interest in	Accumulated	Stockholders’
	Shares Issued	Par Value	Shares Issued	Par Value	Capital	DermEbx llc	Deficit	Deficit
Balance at December 31, 2012	19,837,500	1,984	1,052,189	105	984,677	—	(1,595,041)	(608,275)
Contributed capital						100,400		100,400
Issuance of common stock pursuant to stock option plans	25,000	2			998		—	1,000
Stock-based compensation		—			209,457			209,457
Net income (loss)						(43,482)	(1,667,668)	(1,711,150)

Balance at December 31, 2013	19,862,500	1,986	1,052,189	105	1,195,132	56,918	(3,262,709)	(2,008,568)

See accompanying notes to consolidated financial statements.

Radion, Inc and Affiliate

Consolidated Statements of Cash Flows

For the twelve months ended December 31, 2013
Cash flow from operating activities:
Net loss	$(1,711,150)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	325,693
Provision for bad debt	122,191
Stock based compensation	209,457

Changes in operating assets and liabilities:
Accounts receivable	(1,003,804)
Inventory	(1,078,365)
Prepaid and other current assets	(87,513)
Accounts payable	103,245
Accrued expenses	2,249,128
Deferred revenue	729,464

Total adjustments	1,569,496

Net cash used for operating activities	(141,654)

Cash flow from investing activities:
Additions to property and equipment	(1,886,439)

Net cash used for investing activities	(1,886,439)

Cash flow from financing activities:
Contributed capital in DermEbx, LLC	100,400
Proceeds from debt financing	1,599,076
Stock option exercise	1,000
Other liabilities	359,000

Net cash provided by financing activities	2,059,476

Increase in cash and equivalents	31,383
Cash and equivalents, beginning of period	35,938

Cash and equivalents, end of period	$67,321

See accompanying notes to consolidated financial statements.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

1.	NATURE OF BUSINESS

Radion, Inc. (“Radion”) and its variable interest entity, DermEBX, a Series of Radion Capital Partners, LLC (“DermEBX” and Radion collectively “the Company”) specialize in the providing software as a solution (“SAAS”) based software, equipment, development, management and technical services to Dermatologists for the treatment of skin cancer.

The Company is subject to risks common to startup companies in similar stages of development including, but not limited to, the need for successful development of new technology, development of markets and distribution channels, raising sufficient capital to support operations, protection of proprietary technology, dependence on key personnel, fluctuations in operating results and risks associated with changes in information technology.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the consolidated accounts and transactions of Radion and its variable interest entity, DermEBX, collectively. All intercompany balances and transactions are eliminated in consolidation. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).

A variable interest entity (“VIE”) is an entity with insufficient equity investment or in which the equity holders lack one or more of the characteristics of controlling interests. The characteristics of controlling interests are adequate decision making ability, the obligation to absorb the expected losses, and the right to receive the expected residual returns. Generally US GAAP requires VIE to be consolidated in an entity’s financial statements if the entity is the primary beneficiary of the VIE. DermEBX is a VIE due to its insufficient equity. In determining whether Radion is the primary beneficiary of DermEBX, Radion considers, among other things, whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, including, but not limited to, determining or limiting the scope or purpose of the VIE, selling or transferring property owned or controlled by the VIE, or arranging financing for the VIE. Radion also considers whether it has the obligation to absorb losses of, or the right to receive benefits from, the VIE. Radion assesses its determination as the primary beneficiary on an ongoing basis.

Radion is considered the primary beneficiary of DermEBX primarily because the officers have the power to direct the activities of both entities and combined have a majority ownership in both entities. Additionally, there is a software original equipment manufacturer (“OEM”) license and service agreement between the entities.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from these estimates. Significant estimates include revenue recognition, stock based compensation expense and the useful lives of property and equipment.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents and accounts receivable. The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of original purchase to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company sells its products primarily to small to mid-sized medical practices. Concentrations of credit risk with respect to trade receivables are limited due to the nature of the customers comprising the Company’s customer base.

The Company monitors its accounts receivable credit risk as a matter of policy. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to exist in the Company’s accounts receivable.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year.

Bad debts are written off against the allowance when identified. At December 31, 2013 the allowance for doubtful accounts was $152,693.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. The following estimated useful lives used are:

Furniture and fixtures	7 years
Computer equipment	4 years
Equipment – capital lease	3 years

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on its undiscounted future cash flows. At December 31, 2013 the Company has not identified any impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue primarily from the sale of physics and management services, the lease of electronic brachytherapy equipment, supplies and the right to use the Company’s RadionHub software. Revenue is recognized when delivery has occurred, persuasive evidence of an arrangement exists, fees are fixed or determinable and collectability of the related receivable is probable. The Company assesses whether collection is probable by considering a number of factors, including past transaction history with the customer and the creditworthiness of the customer, as obtained from third party credit references. For supplies revenue, delivery has occurred upon shipment provided title and risk of loss have passed to the customer. Services revenue and development fees are considered to be delivered as the services are performed or over the estimated life of the agreement. The Company typically bills items monthly over the life of the agreement except for development fees, which are generally billed in advance or over a 12

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

month period and the fee for treatment supplies which is generally billed in advance. The Company has determined that each of these elements have standalone value and are separate units of accounting.

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605-25. For multiple element arrangements, revenue is allocated to all deliverables based on their relative selling prices. In such circumstances, a hierarchy is used to determine the selling price to be used for allocating revenue to deliverables as follows: (i) vendor-specific objective evidence of fair value (“VSOE”), (ii) third-party evidence of selling price (“TPE”), and (iii) best estimate of the selling price (“BESP”). VSOE generally exists only when the deliverable is sold separately and is the price actually charged for that deliverable. The process for determining BESP for deliverables without VSOE or TPE considers multiple factors including relative selling prices; competitive prices in the marketplace, and management judgment, however, these may vary depending upon the unique facts and circumstances related to each deliverable.

The Company has determined that sales related to the use of the RadionHub software generally follow the guidance of FASB ASC Topic 605 “Revenue Recognition” (“ASC 605”) as the software is hosted by the Company and the customer is not provided any license right. Accordingly, the software is considered SAAS.

The Company defers revenue from the sale of services related to future periods and recognizes revenue on a straight-line basis in accordance with ASC Topic 605-20, “Services”.

Deferred revenues represent amounts billed for development fees, which are generally billed monthly in advance.

Stock-Based Compensation

The Company accounts for its stock-based compensation awards in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). ASC 718 requires all stock-based payments to employees, including grants of employee stock options and restricted stock and modifications to existing stock options, to be recognized in the consolidated statements of operations based on their fair values. The Company uses the Black-Scholes option pricing model to determine the fair value of options granted.

Consistent with the guidance in FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees, the fair value of each non-employee stock option is estimated at the date of grant using the Black-Scholes option pricing model with assumptions generally consistent with those used for employee stock options, with the exception of expected term, which is over the contractual life.

Compensation expense related to awards to employees is recognized on a straight-line basis based on the grant date fair value over the associated service period of the award, which is generally the vesting term. Awards to non-employees are adjusted through stock-based compensation expense as the award vests to reflect the current fair value of such awards, and expensed using an accelerated attribution model.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends. The Company does not have a history of market prices of its common stock as it is not a public company, and as such volatility is estimated using historical volatilities of similar public entities. The expected life of the employee awards is estimated based on the simplified method. The risk free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on the history and expectation of paying no dividends.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

There were no stock options granted during the year ended December 31, 2013.

The Company recorded stock-based compensation expense in connection with share-based awards of $209,457 for the year ended December 31, 2013, which is included in the accompanying statements of operations. As of December 31, 2013 there was $114,678 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a weighted average period of 2.5 years. No tax benefit was recorded related to options grants during 2013.

Fair Value of Financial Instruments

The Company accounts for the fair value measurements in accordance with accounting guidance that defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 -	Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. The Company does not have any instruments meeting the criteria of Level 1 inputs.

Level 2 -	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. The Company does not have any instruments meeting the criteria of Level 2 inputs.

Level 3 -	Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available.

Assets and liabilities that are within the provisions of accounting guidance that defines fair value, such as the Company’s warrant liabilities, are recorded at fair value using market valuation approaches. The Company’s warrant liabilities are not exchange traded instruments and no observable inputs exist. The warrants are valued based on unobservable inputs that reflect the reporting entity’s own assumptions in pricing the liabilities and accordingly classified as level 3 inputs.

Financial instruments measured and reported at fair value on a recurring basis as of December 31, 2013 are as follows:

	Balance as of December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Warrant liabilities	$88,571	$—	$—	$88,571

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Activity for liabilities classified as Level 3:

Level 3
Beginning balance at December 31, 2012	$88,450
Change in fair value	121

Ending balance at December 31, 2013	$88,571

The valuation of these instruments is determined using widely accepted valuation techniques including the Black-Scholes Pricing Model. The fair value was determined using this model with assumptions for volatility, expected dividend yield; expected term and risk-free interest rate (see Note 7). The warrants are categorized as Level 3 of the fair value hierarchy.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2013 totaled $360.

Income Taxes

The Company uses the liability method under FASB ASC Topic 740, Income Taxes, in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and for net operating loss carry forwards, measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows the provisions of applicable accounting standards relative to accounting for uncertain tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax positions as well as the consideration of the available facts and circumstances.

3.	PROPERTY AND EQUIPMENT

2013
Property and equipment
Furniture and fixtures	$1,309
Equipment	1,897,222
Office equipment	9,767

1,908,298
Less - accumulated depreciation	(329,298)

$1,579,000

Depreciation expense for the year ended December 31, 2013 was $325,693.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

4.	RELATED PARTY CONVERTIBLE NOTES PAYABLE

At December 31, 2013 the Company had approximately $430,859 of Notes Payable outstanding with shareholders. The Notes are convertible to preferred stock in the event the Company consummates, prior to the maturity date of the note, an equity financing pursuant to which it sells shares of a series of Preferred Stock (the “Preferred Stock”), and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into a number of shares of such Preferred Stock equal to the outstanding principal amount of and all accrued interest under this Note, divided by the price per share at which the Preferred Stock is sold in the Qualified Equity Financing. The conversion to Preferred Stock is subject to discounts of 10%, 20% or 30% based on the date the Qualified Equity Financing is completed. Conversion of the notes is contingent upon a subsequent financing event, if such event where to occur, a beneficial conversion would be measured and recorded in earnings in the period of the financing event.

The Convertible Notes bear interest at the rate of 5% per annum and all outstanding principal and interest is due at the maturity date if not converted into preferred stock issued at a Qualified Equity Financing before the maturity date. The notes mature at various dates through 2017.

5.	COMMITMENTS AND CONTINGENCIES

Capital Leases

The Company entered into two separate Master Lease Agreements (“Lease One” and “Lease Two”) for the use of equipment. The Company subsequently rents this equipment to the customer for use in their dermatology practice.

The term of Lease One is 36 months. The Company has leased 6 machines pursuant to the Master Lease. A security deposit of approximately 5% of the aggregate equipment capitalized cost was paid at the execution of each lease schedule. The Company has the right to return all the equipment under each lease schedule at the end of the term.

The term of Lease Two is 36 months. The Company has leased 4 machines pursuant to the Master Lease. A security deposit of approximately $19,000 was paid at the execution of the lease schedule. The Company has the right to return all the equipment under each lease schedule at the end of the term.

The leased equipment has been included in the Company’s balance sheet at December 31, 2013 and depreciated in the same manner as its other fixed assets. The leased equipment had a cost of $1,885,130 at December 31, 2013, and the related amortization of these leases totaled $320,686 for the year ending December 31, 2013.

Future minimum payments under capital leases for the fiscal years ending December 31 are approximately as follows:

2014	$763,709
2015	763,710
2016	365,391

Less-interest	(293,734)

Present value of minimum capital lease obligations	1,599,076
Less-current portion of capital lease obligations	(581,931)

$1,017,145

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Operating Leases

The Company leases approximately 1,000 square feet consisting of two separate office facilities under non-cancelable operating leases each expiring March 31, 2016. Rent expense under these agreements was $37,782 for the year ended December 31, 2013.

The Company’s future minimum payments related to the leased facility are shown below.

Future minimum payments under non-cancelable operating leases for the fiscal years ending December 31 are as follows:

2014	$38,456
2015	39,609
2016	9,975

$88,040

Other liabilities

The Company borrowed $359,000 from an individual with no formal agreement. The amount was settled in January 2014 for $275,000 and a gain of $84,000 was recorded.

6.	STOCKHOLDERS’ DEFICIT

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors. Upon liquidation, dissolution, or winding up, the stock holders are entitled to share pro rata in the net assets available after the payment of the liquidation preference of holders of any outstanding preferred stock.

The Company has 25,000,000 authorized shares of common stock, of which 5,037,500 are reserved for future issuance:

Series A preferred stock

The Company has 2,500,000 authorized shares of Series A preferred stock and 1,052,189 shares issued with 1,447,811 reserved for future issuance. These outstanding shares were cancelled in February 2014.

Conversion Rights

The Series A preferred stock is convertible into the Company’s common stock, at any time, at the option of the holder. Each share of Series A and A-1 preferred stock is convertible into 1 share of common stock, subject to certain anti-dilution adjustments. All outstanding shares of Series A preferred stock shall automatically convert into common shares upon (i) the vote of at least 50% of the then outstanding shares of preferred stock or (ii) if the Company shall effect a firm commitment underwritten public offering for which the gross proceeds is not less than $20,000,000.

Voting

The holders of Series A preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock could be converted as of the record date.

Dividends

The holders of Series A preferred stock are entitled to receive dividends when and if declared by the Board of Directors.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Liquidation Preference

Upon liquidation of the Company, each holder of outstanding shares of preferred stock shall be entitled to be paid out the assets of the Company before any payment is made to the holders of Common Stock. Payments include any undeclared, unpaid dividends. If assets are insufficient to pay the aggregate preferred preference amounts, then the preferred stockholders shall share ratably in any distribution in connection with a liquidation event in proportion to the respective amounts to which they are entitled. If assets remain for distribution after satisfying the preferred preference amounts, the remaining assets and funds of the Company shall be distributed among the common stockholders pro rata based on the number of shares held by each holder.

Preferred Stock Warrants

The Company issued warrants to purchase 199,772 shares of Preferred Stock on various dates during 2009 through 2013. The warrants have an exercise price of $0.04 per share and expire in 2016 and 2020. The grant date fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions; risk free interest rate at 0.48%-3.32%, no dividend yield, volatility of 47%-63% and an estimated life of 7-10 years. The warrants are accounted for as liabilities in the accompanying balance sheet and adjustments to fair value are recorded at each reporting date as a component of other income (expense).

7.	STOCK OPTIONS

The Company established the 2009 Incentive Stock Plan (the 2009 Plan) which provides for shares of common stock to be issued as incentive stock options (ISOs) or nonqualified stock options and as restricted stock. Exercise prices and vesting periods are determined on the date of grant by the board of directors. Options generally vest ratably over 4 years and expire ten years from the date of grant. As of December 31, 2013 the Company has reserved a total of 4,500,000 shares of its common stock for issuance pursuant to the 2009 Plan and there were 755,000 shares available for future grant.

Option activity under the 2009 Plan is as follows:

	Number of Options	Weighted-Average Exercise Price Per Share
Outstanding options at December 31, 2012	3,632,500	0.04
Granted	—	—
Exercised	(25,000)	0.04
Canceled	(400,000)	0.04

Outstanding at December 31, 2013	3,207,500	$0.04

Options exercisable at December 31, 2013	1,903,750	$0.04

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Information regarding stock options outstanding that are vested or expected to vest as of December 31, 2013, is as follows:

Vested and Expected to Vest				Options Exercisable
Exercise Prices	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
$0.04	3,207,500	$0.04	7.43	1,903,750	$0.04	8.11

8.	INCOME TAXES

The components of income tax expense for the years ended December 31, 2013 are as follows:

2013
Current provision (benefit):
Federal	$145,000
State	23,000

$168,000

A summary of the differences between the Company’s effective income tax rate and the Federal statutory income tax rate for the years ended December 31, 2013 is as follows:

2013
Federal statutory rate	34.0%
State income taxes, net of federal benefit	7.9%
Permanent differences	(1.0%)
Change in valuation allowance	(51.0%)

Effective income tax	(10.1%)

Deferred tax assets and liabilities are recognized for the expected future tax consequences of net operating loss carryforwards, tax credit carryforwards and temporary differences between the financial statement carrying amounts and the income tax basis of assets and liabilities. A valuation allowance is applied against any net deferred tax asset if, based on the available evidence, it is more likely than not that the deferred tax assets will not be realized.

Deferred income taxes reflect the impact of “temporary differences” between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The Company has fully reserved the net deferred tax assets, as it is more likely than not that the deferred tax assets will not be utilized. Deferred tax assets (liabilities) are comprised of the following at December 31:

2013
Accruals and reserves	$569,000
Fixed assets and intangibles	18,000
Stock compensation	83,000
Net operating loss and credits	103,000
Net deferred tax assets	773,000
Valuation allowance	(773,000)

$—

The increase in net deferred tax asset and corresponding valuation allowance is primarily attributable to compensation accruals recorded for US GAAP, but not deducted for tax purposes.

As of December 31, 2013, the Company had federal net operating loss carryforwards of approximately $67,000 and California net operating losses of approximately $235,000 expiring beginning in 2031. As of December 31, 2013, the Company has provided a valuation allowance for its net operating loss carryforwards due to the uncertainty of the Company’s ability to generate sufficient taxable income in future years to obtain the benefit from the utilization of the net operating loss carryforwards. In the event of a deemed change in control, an annual limitation imposed on the utilization of the net operating losses may result in the expiration of all or a portion of the net operating loss carryforwards.

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

The Company has available tax credit to offset future income tax liabilities totaling approximately $50,000. The credits expire in various years through 2033.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

A reconciliation of the beginning and ending balances of the total amounts of uncertain tax positions is as follows:

Year Ended December 31,
2013
Balance, beginning of year	$0
Additions for current year tax positions	167,774
Reductions of prior year tax positions	—

Balance, end of year	$167,774

At December 31, 2013, the Company had approximately $167,000 of uncertain tax positions. The Company’s practice is to recognize interest and penalty expenses related to uncertain tax positions in income tax expense. The Company files United States federal and various state income tax returns. Generally, the Company’s three preceding tax years remain subject to examination by federal and state taxing authorities.

The Company does not anticipate that it is reasonably possible that unrecognized tax benefits as of December 31, 2013 will significantly change within the next 12 months.

9.	VARIABLE INTEREST ENTITY

As indicated in Note 1, Radion has consolidated a VIE under the requirements of US GAAP. As of and for the year ended December 31, 2013, Radion consolidated DermEBX, the entity’s assets, liabilities and results of operations are included in the Company’s consolidated financial statements. The VIE’s equity holders’ interests are reflected in “net income attributable to the noncontrolling interests” in the consolidated statement of operations and “noncontrolling interests” in the consolidated balance sheet.

Summarized carrying amounts of the assets and liabilities of the VIE as of December 31, 2013 are as follows:

Current assets	$2,816,456
Property held for lease, net	1,564,444

Total assets	$4,380,900

Current liabilities	3,139,063
Uncertain tax positions	167,774
Capital lease obligation	1,017,145

Total liabilities	4,323,982

Members equity	100,400
Net loss	(43,482)

Total liabilities and equity	$4,380,900

Radion, Inc. and Affiliate

Notes to Consolidated Financial Statements

Year Ended December 31, 2013

Assets of DermEBX are not available to settle obligations of Radion, Inc. The VIE’s creditors lack recourse against the general credit of Radion, Inc.

10.	RELATED PARTY TRANSACTIONS

The Company transacts with a related party, Radion Capital Partners. Radion Capital Partners leases equipment to the Company and as of December 31, 2013, the Company owed approximately $1,227,810 related to Lease One as discussed in Note 5, and approximately $95,000 related to an outstanding payable.

11.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 29, 2014, the date which the financial statements were available to be issued. The following events occurred

On July 15th, 2014, DermEbx, LLC and Radion, Inc agreed to be acquired by iCAD, Inc for approximately $12.4 million in consideration. In connection with the acquisition by iCAD, the outstanding related party convertible notes payable were paid in cash.